EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated June 21, 2003 with respect to the consolidated financial statements of AGZ Holding included in Amendment No. 1 to the Registration Statement (Form S-3 No 333-112132) and related Prospectus of UGI Corporation for the registration of 7,500,000 shares of its common stock.

Barbier Frinault & Autres

ERNST & YOUNG

Represented by Philippe Diu

Neuilly sur Seine, France

March 11, 2004